Exhibit 31.1
I, Alan B. Levan, certify that:
1.	I have reviewed this Annual Report on Form 10-K/A of BankAtlantic Bancorp, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Alan B. Levan Alan B. Levan,
Chief Executive Officer
Date: April 29, 2008